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                      STB SYSTEMS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                 (UNAUDITED)
--------------------------------------------------------------------------------
              (IN THOUSANDS EXCEPT SHARE AND PER SHARE AMOUNTS)

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                                                                 THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                      JULY 31,                    JULY 31,
                                                                 1997          1996          1997          1996
                                                              ------------------------    ------------------------
Net income                                                    $    2,469    $    1,380    $    7,139    $    3,947
                                                              ------------------------    ------------------------
                                                              ------------------------    ------------------------

PRIMARY:
Weighted average number of shares outstanding                  6,901,280     6,753,507     6,814,085     6,751,178

Additional weighted average shares from assumed exercise
of dilutive stock options, net of shares assumed to be
repurchased with exercise proceeds                               611,786       133,448       528,382         5,181
                                                              ------------------------    ------------------------
Net income per share                                          $     0.33    $     0.20    $     0.97    $     0.58
                                                              ------------------------    ------------------------
                                                              ------------------------    ------------------------


FULLY DILUTIVE
Weighted average number of shares outstanding                  6,901,280     6,753,507     6,814,085     6,751,178

Additional weighted average shares from assumed exercise
of dilutive stock options, net of shares assumed to be
repurchased with exercise proceeds                               700,283       133,448       715,606        73,168
                                                              ------------------------    ------------------------
Net income per share                                          $     0.32    $     0.20    $     0.95    $     0.58
                                                              ------------------------    ------------------------
                                                              ------------------------    ------------------------
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